                                                                      EXHIBIT 11


                           INTERNATIONAL PAPER COMPANY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEAR TO DATE DECEMBER 31
                                                             -----------------------------------------
                                                              1999             1998              1997
                                                             ------           ------            -------
NET EARNINGS (LOSS)                                          $183            $ 247             $(80)
Effect of dilutive securities
   Preferred securities of subsidiary trust
                                                            -----           -----             -----
NET EARNINGS (LOSS) - ASSUMING DILUTION                      $183            $247              $(80)
                                                            =====           =====             =====
AVERAGE COMMON SHARES OUTSTANDING                           413.0           411.0             406.7

Effect of dilutive securities

   Long-term incentive plan
     deferred compensation

   Stock options                                              3.1             3.2

   Preferred securities of subsidiary trust
                                                            -----           -----             -----
AVERAGE COMMON SHARES OUTSTANDING -                         416.1           414.2             406.7
  ASSUMING DILUTION

EARNINGS (LOSS) PER COMMON SHARE                           $ 0.44         $  0.60          $  (0.20)
                                                          =======         =======          =========
EARNINGS (LOSS) PER COMMON SHARE -                        $  0.44         $  0.60          $  (0.20)
  ASSUMING DILUTION                                       ========        =======          =========




Note: If an amount does not appear in the above table, the security was antidilutive for the period presented.